SOS
Office of the Secretary of State
Corporations & Charities Division

Filed
Secretary of State
State of Washington
Date Filed: 04/16/2020
Effective Date: 04/16/2020
UBI #: 603 376 790

ARTICLES OF AMENDMENT

BUSINESS INFORMATION

Business Name:
HARBOR CUSTOM DEVELOPMENT, INC.

UBI Number:
603 376 790

Business Type:
WA PROFIT CORPORATION

Business Status:
ACTIVE

Principal Office Street Address:

Principal Office Mailing Address:

Expiration Date:
02/28/2021

Jurisdiction:
UNITED STATES, WASHINGTON

Formation/Registration Date:
02/15/2014

Period of Duration:
PERPETUAL

Inactive Date:

Nature of Business:

BUSINESS NAME

Business Name:
HARBOR CUSTOM DEVELOPMENT, INC.

BUSINESS TYPE

Current Business Type:
WA PROFIT CORPORATION

Amend Business Type:

REGISTERED AGENT

Registered Agent Name	Street Address	Mailing Address

HARBOR CUSTOM DEVELOPMENT INC	11505 BURNHAM DR STE 301, GIG HARBOR, WA, 98332-9173, UNITED STATES	11505 BURNHAM DR STE 301, GIG HARBOR, WA, 98332-9173, UNITED STATES

REGISTERED AGENT CONSENT

Customer provided Registered Agent consent? - **Yes**

DURATION

Duration:
PERPETUAL

CORPORATE SHARES – AMENDED

Number of Authorized shares:
60000000
Class of Shares:
Common Stock: **Yes** Preferred Stock : **Yes**

PREFERRED STOCK

Document Type	Source	Created By	Created Date
No Value Found.			

Did your share information change? **No**
Implementation plan for change:

ADOPTION OF ARTICLES OF AMENDMENT

Duly approved by shareholders in accordance with 23B.10.030 and 23B.10.040 RCW

EFFECTIVE DATE

Effective Date:
04/16/2020

DATE OF ADOPTION

Date of Adoption:
04/14/2020

RETURN ADDRESS FOR THIS FILING

Attention:
KAYLEE

Email:
KPOYNTER@FYKLAW.COM

Address:
2 PARK PLZ STE 850, IRVINE, CA, 92614-2521, UNITED STATES

UPLOADED DOCUMENTS

Document Type	Source	Created By	Created Date

UPLOAD ADDITIONAL DOCUMENTS

Name	Document Type
No Value Found.	

EMAIL OPT-IN

☐ I hereby opt into receiving all notifications from the Secretary of State for this entity via email only. I acknowledge that I will no longer receive paper notifications.

AUTHORIZED PERSON - STAFF CONSOLE

☑ Document is signed.

Person Type:
INDIVIDUAL

First Name:
STERLING

Last Name:
GRIFFIN

Title:
PRESIDENT

Articles of Amendment of Articles of Incorporation of Harbor Custom Development, Inc.

This Articles of Amendment of the Articles of Incorporation contains the following amendment to the existing Articles of Incorporation effective April 14, 2020.

> Upon the close of business on the Effective Date of this Certificate of Amendment with the Washington Secretary of State, each 2.22 shares of the Corporation's Common Stock, no par value, issued and outstanding immediately prior to the Effective Time shall, automatically and without any action on the part of the Corporation or the respective holders thereof, be combined into one (1) share of Common Stock (the "Reverse Split"); *provided, however*, no fractional shares of Common Stock shall be issued as a result of the Reverse Split, and any fraction thereof shall be rounded up to the nearest whole share. Each certificate that immediately prior to the Effective Date represented shares of Common Stock ("Old Certificates"), shall thereafter represent that number of shares of Common Stock into which the shares of Common Stock represented by the Old Certificates shall have been reclassified and combined pursuant to this Amendment.

The date of the adoption of this Amended Articles of Incorporation is April 14, 2020. This amendment was duly adopted by the shareholders of this Corporation in accordance with RCW 23B.10.030 and RCW 23B.10.040.

By: [signature]
Name: Sterling Griffin
Its: President